UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 2, 2020

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2020, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that the Company has appointed Anthony Doyle to the position of Senior Vice President & Chief Financial Officer.

Mr. Doyle, 40, joins the Company from Worldwide Clinical Trials Holdings, Inc. (“WCT”), a full service global contract research organization, where he served as Chief Financial Officer since 2014.  From 2004 to 2012, Mr. Doyle held a series of increasingly responsible roles at General Electric, moving through financial planning & analysis, controller, audit, tax and commercial finance rotations in the GE Financial Management and Corporate Audit Staff finance and leadership training programs.  He then led risk and pricing for GE Healthcare’s $1.2 billion U.S. diagnostic imaging business and served as global program manager for GE Healthcare Solutions, a hospital and healthcare outcomes-based consulting company. From 2012 to 2014, he was CFO of World Book, a Berkshire Hathaway company.

Mr. Doyle completed his Bachelor’s degree from Dublin City University (Ireland) and his DESEM from Reims Management School (France). Mr. Doyle also has a Graduate Certificate in Corporate Treasury from Dublin City University.

Mr. Doyle will receive a base salary of $480,000 annually, with a target percentage under the Company’s Annual Incentive Plan (“AIP”) of 40% of base salary and a maximum percentage under the AIP of 48% of base salary. Mr. Doyle’s AIP payout for 2020 performance will not be prorated based on his start date.  Mr. Doyle will also receive a $50,000 signing bonus payable on or before the six month anniversary of his start date. In addition, on April 30, 2020, pursuant to the Company’s Inducement Equity Incentive Plan and Stock Incentive Plan, the Compensation Committee of the Company’s Board of Directors will grant to Mr. Doyle options to purchase 600,000 shares of the Company’s common stock, 200,000 of which will vest on the first anniversary of the grant or upon termination if, within the first year of his employment, Mr. Doyle is impacted by a reduction in force at the Company, and the remainder of which will vest in three equal annual installments, beginning on the second anniversary of his start date.

Mr. Doyle does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 2, 2020, the Company issued a news release announcing the events described in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 2, 2020 entitled “BioCryst Appoints Anthony Doyle Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: April 2, 2020	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer